Exhibit 10.21

RITTER PHARMACEUTICALS, INC.

AMENDMENT NO. 4 TO

RESEARCH AND DEVELOPMENT AGREEMENT & LICENSE

This Amendment No. 4 (the “Amendment”) to the Research and Development Agreement & License, dated as of November 17, 2010, and amended on July 6, 2011, September 30, 2011 and February 6, 2012 (as amended to date, the “Original Agreement”), is made and entered into as of November 4, 2013, pursuant to Section 13.4 of the Original Agreement, by and among KOLU POHAKU TECHNOLOGIES, LLC, a Delaware limited liability company (together with its successors and assigns, “Kolu Pohaku”); KOLU POHAKU MANAGEMENT, LLC, a Delaware limited liability company (together with its successors and assigns, “KPM”); and RITTER PHARMACEUTICALS, INC., a Delaware corporation (together with its successors and assigns., the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Original. Agreement.

RECITALS

WHEREAS, the Company, Kolu Pohaku and KPM are parties to the Original Agreement;

WHEREAS, the parties wish to amend the Original Agreement in the manner set forth below in order to fund additional activities in accordance with the terms of [he Original Agreement; and

WHEREAS, the Original Agreement may be amended by written agreement of the parties thereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.        Section 2.15 is hereby amended and restated to read as follows:

   2.15   “R&D Fee” means the installment payments by Kolu Pohaku described in Section 7, other than Section 7.4.

2.        A new Section 7.4 shall be added to the Original Agreement reading as follows:

  7.4   2014 Fee. Kolu Pohaku shall pay to Researcher a fee (the “2014 Fee”) of One Hundred Fifty Thousand Dollars ($150,000.00) for activities that may include, but shall not limited to, KP Research, provided, however, that Researcher may not utilize the 2014 Fee, or any portion thereof, prior to January 1, 2014, without Kolu Pohaku’s express written consent. Researcher agrees that the 2014 Fee has been disbursed to Researcher in accordance with the Agreement (such amount, the “2014 Disbursement”) and shall be included, for all purposes, in the definition of Class 1 R&D Disbursements set forth above. Researcher further agrees that the payments set forth in the Agreement shall be full and complete compensation for all obligations and deliverables by Researcher under this Agreement and for all inventions, developments and improvements assigned under this Agreement, if any. Researcher specifically agrees that Kolu Pohaku shall not be responsible for any costs of overhead, salaries, materials or other expenses, except as set forth herein.

3.        Except as expressly set forth in this Amendment, the Original Agreement shall continue in full force and effect in accordance with its terms.

4.        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument,

5.        All corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, and delivery of this Amendment by the Company has been taken as of the date hereof.

6.        This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Hawaii, without reference to the conflict of laws provisions thereof.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

KOLU POHAKU TECHNOLOGIES, LLC

By	/s/ Thomas Adamek
Thomas Adamek, President

KOLU POHAKU MANAGEMENT, LLC

By	/s/ Thomas Adamek
Thomas Adamek, President

RITTER PHARMACEUTICALS, INC.

By	/s/ Andrew J. Ritter
Andrew Ritter, President and CEO